                                                                    EXHIBIT 10.1


                           CUMBERLAND COMPANIES INC.
                                 220 Palo Pinto
                                   Suite 108
                            Weatherford, Texas 76086
                                  817-598-0542


Energy Reclaim Refrigeration Inc.
Att: Mr. Calvin D. Cline
Grant Road
Building 528
Mineral Wells, Texas 76068

RE: Letter of Intent {Purchase And Sell Agreement

Dear Mr. Cline:

In accordance with our previous discussions concerning the Purchase of Energy Reclaim Refrigeration Inc. and its merger into Cumberland Companies Inc., the following shall outline the basic terms and conditions of our agreement for the Purchase and Sell.

       1. Calvin D. Cline will assign into Energy Reclaim Refrigeration Inc., Patent No. 5,490,398 Date of Patent Feb.13, 1996, see att. A, Patent application pending serial no.:08/586,630 and approved to issue by the United States Patent Office, see att B, also two Patents to be filed for at this time namely Absorption By-Pass Chiller and High Pressure Hydrogenate, of which disclosure has been made to Patent Attorney Mr. Charles D. Gunter for filing.

       2. Upon the assignment of the Patents into Energy Reclaim Refrigeration, Cumberland Companies Inc. shall recognize for acquisition purposes, a valuation of Ten Million Dollars {10,000,000} for Energy Reclaim Refrigeration Inc.

       3. Cumberland Companies Inc. shall deliver to Calvin D. Cline, as the sole stockholder of Energy Reclaim Refrigeration Inc., and as consideration for all of said stock of Energy Reclaim Refrigeration Inc., Ten Million Dollars {10,000,000} of the stock of Cumberland Companies Inc., using the valuation of Three Dollars {$3.00} per share.

                The remainder of this page is blank intentionally



C.E.J.                                                               C.D.C
/s/ C.E.J.                                                           /s/ C.D.C.

       4. Upon the receipt of the consideration shares of Cumberland Companies Inc. Energy Reclaim Refrigeration Inc., and in particular, the rights to the Patents and pending mentioned Patents to be applied for shall become an asset of Cumberland Companies Inc., and Energy Reclaim Refrigeration Inc., shall become a wholly owned subsidiary.

       5. Calvin D. Cline shall enter into an Employment/ Service contract with Cumberland Companies Inc., upon terms and at compensation rates to be mutually agreed to by parties, which shall include the provisions that Calvin
D. Cline serve as an officer and director of Energy Reclaim Refrigeration Inc.

       6. Cumberland Companies Inc. shall provide manufacturing facilities and initial working capital for Energy Reclaim Refrigeration Inc., for the purpose of manufacturing refrigeration units using patented process to rill order currently made by the fishing and shrimping industry.

       7. Cumberland Companies Inc. shall provide ongoing marketing services for the development of new markets for the refrigeration units using the patented process, and Calvin D. Cline shall provide his services to the development and manufacturing of the patented process.

       8. The parties agree that a formal Purchase and Sell Agreement will be developed for execution to more fully detail the rights, obligations, duties and responsibilities of the parties. Each party agrees that they will execute said agreement upon completion thereof.

       Please review these basic terms of our agreement, and if the same correctly reflects your understanding of our mutual agreements, please evidence your acceptance and agreement thereto in the space provided for that purpose. Upon your execution, this Letter of Intent shall become binding, and we shall proceed with the preparation of the formal agreements if necessary.

                                                         Very truly yours,

                                                         /s/ C.E. JUSTICE

                                                         C.E. Justice

                            Agreed to and accepted, this 30 day of January, 1997

                                           /s/ CALVIN D. CLINE, Individually &
                                           BEHALF OF ENERGY RECLAIM REFRIG.

                                           Calvin D. Cline, Individually, and on
                                           behalf of Energy Reclaim
                                           Refrigeration Inc.